Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on July 23, 2015.

Vote by Internet • Go to www.investorvote.com/CBTR • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A	Proposals — The board of directors recommends a vote FOR Proposals 1 and 2.

		For	Against	Abstain
1.	To approve and adopt the Agreement and Plan of Merger, dated April 7, 2015, by and among CapitalMark Bank & Trust, Pinnacle Financial Partners, Inc., and Pinnacle Bank, pursuant to which CapitalMark Bank & Trust will merge with and into Pinnacle Bank.	☐	☐	☐

		For	Against	Abstain
2.	To authorize CapitalMark’s board of directors to adjourn the special meeting to allow time for further solicitation of proxies in the event there are insufficient votes present at the special shareholders’ meeting, in person or by proxy, and entitled to vote, to approve the merger agreement.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Special Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

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▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — CapitalMark Bank & Trust

Notice of 2015 Special Meeting of Shareholders

Proxy Solicited by Board of Directors for Special Meeting — July 23, 2015

I appoint R. Craig Holley or Grady P. Williams, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of shareholders of CapitalMark Bank & Trust to be held on July 23, 2015 at The Mountain City Club, 729 Chestnut Street, Chattanooga, TN 37402 at 4:30 p.m. local time or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as instructed by the shareholder. If no such directions are indicated, the proxies will have authority to vote FOR Proposal 1 and FOR Proposal 2.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)